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                                                                     EXHIBIT 5.2


                [Winthrop, Stimson, Putnam & Roberts Letterhead]

                                October 29, 1997


Lam Research Corporation
4650 Cushing Parkway
Fremont, CA  94538

        Re:    Registration Statement on Form S-3 of Lam Research Corporation

Ladies and Gentlemen:

        We are acting as special New York counsel for Lam Research Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act"), of up to $310,000,000 of the Company's 5% Convertible Subordinated Notes due 2002 (the "Notes") and 3,531,958 shares of the company's Common Stock, par value $.001 per share, issuable on conversion thereof (the "Shares"), to be sold from time to time by the selling securityholders listed in a Registration Statement on Form S-3, which is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (as amended, the "Registration Statement").

        In reaching the conclusions expressed in this opinion we have examined and relied on such documents, corporate records and other instruments, including the Indenture (the "Indenture") dated as of August 15, 1997 between the Company and LaSalle National Bank (the "Trustee")and made such further investigation and inquiry as we have deemed necessary to reach the opinions expressed herein. We have not examined the Notes, except specimens thereof. In making the foregoing examination, we have assumed the genuineness of all signatures on original documents of all copies submitted to us.

        Based solely upon the foregoing, subject to the qualifications and exceptions hereinafter stated, it is our opinion that, assuming (i) that the Company has sufficient legal capacity under the laws of its jurisdiction of incorporation to enter into and carry out its obligations under the Indenture and the Notes; (ii) assuming the due authorization and execution and delivery by the Company in accordance with such authorization and as contemplated by the form of such agreement of the Indenture; (iii) assuming the due authorization and execution and delivery by the Company in accordance with such authorization of the Notes and (iv) assuming due authorization, execution and delivery by the Trustee of the Indenture, (x) the Indenture is a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except as (i) limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar
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Lam Research Corporation
October 24, 1997
Page 2


laws of general application relating to or affecting creditor's rights and (ii) limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) including, without limitation, the availability or unavailability of equitable remedies and an implied covenant of good faith and fair dealing and (y) the Notes, assuming they have been executed by the Company and authorized by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the initial purchasers thereof, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof except as (i) limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general application relating to or affecting creditors' rights and (ii) limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the availability or unavailability of equitable remedies and an implied covenant of good faith and fair dealing, and will be entitled to the benefits of the Indenture.

        We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York as in effect of the date hereof. Notwithstanding anything to the contrary contained herein, we express no opinion as to rights to indemnity and contribution.

        We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm therein under the caption "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         /s/ Winthrop, Stimson, Putnam & Roberts